Exhibit 99.1

Press Release
601 Jefferson Street • Houston, TX 77002 • 713-753-3011

FOR IMMEDIATE RELEASE	Contact:	Rob Kukla, Jr.
September 03, 2008		Director, Investor Relations
713-753-5082
investors@kbr.com

Heather Browne
Director, Communications
713-753-3775
heather.browne@kbr.com

KBR ANNOUNCES COMPLETION OF SHARE REPURCHASE PROGRAM

HOUSTON, Texas - KBR (NYSE:KBR) today completed the company’s first share repurchase program. On August 6, 2008, KBR announced that its Board of Directors authorized a program to repurchase up to five percent of its outstanding common shares. Since the announcement, the company has repurchased a total of 8.4 million shares at an average price of $23.35 per share.

KBR is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. The company offers a wide range of services through its Downstream, Government and Infrastructure, Services, Technology, Upstream and Ventures business segments. For more information, visit www.kbr.com.